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                                                                   Exhibit 10.15

[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into this fifteenth day of September, 2004, effective November 1, 2004 by and between CLAYTON TECHNOLOGIES, Inc., a Delaware Corporation with its principal place of business located at 2 Corporate Drive, Shelton, CT 06484 (hereinafter referred to as "EMPLOYER"), and Lou Iannaccone (hereinafter referred to as "EMPLOYEE"). Employer and Employee are collectively hereinafter referred to as the "PARTIES".

                                   WITNESSETH

WHEREAS, Employer together with it's subsidiaries and other affiliates is in the business of providing advisory products and services relating to residential, consumer and commercial loan asset classes, including (i) portfolio due diligence, advice, data collection, management and analysis, (ii) regulatory and operational compliance reporting, (iii) credit underwriting, and (iv) loan valuation, in each case to financial institutions, including investment banking firms, mortgage companies, commercial banks, thrifts, government sponsored enterprises, rating agencies, mortgage insurance companies and bond insurers (together with any other businesses or activities conducted by Employer and its subsidiaries from time to time, the "Business");

WHEREAS, Employer desires to employ Employee in the position of Chief Information Officer; and

WHEREAS, Employee desires be employed in the position of Chief Information Officer;

WHEREAS, the Employer and Employee are simultaneously entering into a certain Employee Agreement dated as the date hereof between Employer and Employee containing certain restrictive covenants (the "Employee Agreement");

Now therefore, for the consideration stated herein, Employer agrees to employ Employee and Employee agrees to accept employment in accordance with the following terms and conditions.

I.    AT WILL EMPLOYMENT/ EXEMPT EMPLOYMENT:

      Employee acknowledges and agrees that:

          (a) His employment by Employer is at will, which means that Employer or Employee may terminate his employment at any time for any reason or for no reason, in accordance with applicable law, so long as the Party desiring to terminate the Employment Agreement provides written notice thirty (30) days in advance of the termination date, unless such termination is by Employer for cause (as referenced below). If the termination is for cause, no notice shall be required.

203 926 - 5600
              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

          (b) The circumstances giving rise to termination for "cause" shall include, without limitation, such circumstances and conduct as
               (i) any act, whether or not involving Employer or any of its affiliates or their respective businesses, of fraud, gross misconduct or harassment; (ii) any act of dishonesty or illegality, in any such case, materially and adversely affecting Employer; (iii) the conviction of Employee for (A) a felony, or
               (B) any misdemeanor involving moral turpitude; (iv) the commission, in the reasonable judgment of the board of directors of Employer, of an act involving a violation of procedures or policies of Employer which are material to Employer; (v) a material and sustained failure of Employee to perform the duties and responsibilities assigned or delegated under this Agreement, which such failure continues for thirty (30) days after written notice has been given to the Employee by the Board of Directors;
               (vi) gross negligence or willful misconduct by Employee with respect to Employer or any affiliate of Employer; or (vii) a breach by Employee of any of Employee's material obligations under this Agreement or a breach by Employee of any of Employee's obligations under the Employee Agreement.

II.   DUTIES AND RESPONSIBILITIES:

      Employee will be directly responsible for performing the duties and responsibilities during the term of this Agreement as outlined in the attached EXHIBIT 1.

      Employee will report to Stephen Lamando ("Lamando") or such other individual as Lamando or the chief executive officer of Employer may direct from time to time. Employee's duties and responsibilities may be amended, modified, increased or decreased as Employer may determine in its sole and absolute discretion.

III.  LOCATION OF SERVICES:

      Employee will provide services from Employer's offices at 2 Corporate Drive, Shelton, Connecticut 06484 or such other location as agreed to by Employer and Employee. Employee acknowledges and agrees that; depending upon the needs of Employer, he may be required to provide services from time to time at locations other than Employer's principal location in Shelton, Connecticut.

IV.   COMPENSATION:

      Employer shall pay to Employee as base compensation for the services and responsibilities set out in this Agreement and any additional services or responsibilities which the position may require or be assigned an annual base salary at the rate of two-hundred and fifty thousand ($250,000) per year (the "Base Salary"), subject to applicable withholding under applicable law. Such Base Salary shall be protected for partial years and payable in periodic installments in accordance with Employer's payroll policies.

203 926 - 5600
              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

      Such Base Salary shall be reviewed annually, and shall be subject to such annual increases, if any, as determined by Employer.

      Employer shall pay to Employee an Automobile Allowance of $650 per month in addition to salary, subject to applicable withholding under applicable law.

      Notwithstanding the "at will" nature of this Agreement and Employee's employment hereunder, if Employee's employment under this Agreement is terminated for any reason other than (i) for cause (as referenced in Section I(b)) or (ii) as a result of Employee's voluntary termination other than for Good Reason (as defined below), death or disability, Employer shall provide to Employee the following termination benefits ("Termination Benefits"):

               (i) continuation of salary at a rate equal to 100% of Employee's Base Salary as in effect at the date of termination for a period of twelve (12) months following the date of termination (payment shall be subject to withholding under applicable law and shall be made in periodic installments in accordance with the Employer's payroll policies; and

               (ii) continuation of group health plan benefits during the period during which Employee is receiving payments pursuant to subsection (i) above, to the extent authorized by and consistent with 29 U.S.C. Section 1161 ET SEQ. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and Employee as in effect on the date of termination.

      Employer shall have the right to terminate all of the Termination Benefits set forth in this Section IV in the event that Employee fails to comply with Employee's continuing obligations under Section X of this Agreement and under the Employee Agreement. Employer's liability for Base Salary continuation pursuant to subsection (i) shall be reduced by the amount of any severance pay paid to Employee pursuant to any severance pay plan of Employer. Notwithstanding the foregoing, nothing in this Section IV shall be construed to affect Employee's right to receive COBRA continuation entirely at Employee's own cost to the extent that Employee may continue to be entitled to COBRA continuation after Employee's right to cost sharing under subsection (ii) ceases. Employer and Employee agree that the Termination Benefits paid by Employer to Employee under this Section IV shall be in full satisfaction, compromise and release of any claims arising exclusively out of any termination of Employee's employment under this Agreement, and that the payment of the Termination Benefits shall be contingent upon Employee's delivery of a general release effectuating such full satisfaction, compromise and release, in favor of Employer and its affiliates of any and all claims arising exclusively out of any such termination, which general release shall be effective

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              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

      upon termination of employment and shall be in a form reasonably satisfactory to Employer, it being understood that no Termination Benefits shall be provided unless and until Employee executes and delivers such release.

      For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events: (i) a substantial adverse change in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties under this Agreement; (ii) a reduction in the Employee's annual Base Salary; or (iii) the relocation of the offices at which the Employee is principally employed to any other location which is more than fifty (50) miles from the current location of such offices.

V.    INCENTIVE COMPENSATION:

      Maximum variable compensation of $112,500 based upon a "Meets", $155,000 based upon "Exceeds" and $200,000 based upon a "Far Exceeds" performance rating. This rating is based upon Company and Employee performance against a series of specific indicators established for Employee's role and responsibilities within the organization. The specific indicators of performance will be determined within 45 days of Employee's hire date. Variable compensation specified above is the maximum payable on an annualized basis. All incentive compensation will be reviewed at the end of 2004.

      The Employee will receive a guaranteed bonus of $100,000 for the period ending December 31, 2004, except if he voluntarily leaves the employment of the Employer, or is terminated for cause (as referenced in Section I(b)) prior to December 31, 2004. The Employee will not be entitled to a guaranteed bonus subsequent to December 31, 2004.

VI.   RELOCATION:

      The Employee acknowledges that he will relocate so that he may work from the Employer's Shelton, CT office. The Employer will pay directly or reimburse to the Employee a relocation reimbursement of up to $65,000 (the "Relocation Reimbursement") for allowable moving costs related to his relocation. All travel to and from Clayton to the employee's current home, temporary housing while working in Shelton, CT, and costs incurred in selling his home and relocating his personal effects will be deducted from the Relocation Reimbursement up to the $65,000 limit specified above. The Employee acknowledges that his relocation must be completed no later than September 15, 2005. Relocation Reimbursement must be used in order to be paid. Should employee not use the entire $65,000 limit by September 15, 2005 he forfeits the remaining balance.

      The Employee acknowledges that should he voluntarily leave the employment of the Employer within 12 months of his date of employment, he must immediately repay the

203 926 - 5600
              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

      actual Relocation Reimbursement paid on behalf of or reimbursed to the Employee. If Employee leaves for cause the Relocation Reimbursement will be prorated.

VII.  TERMINATION:

      The rights and obligations set forth in the Employee Agreement shall survive any termination of this Agreement and Employee's employment with the Company at any time and for any reason.

      Upon termination of Employee's employment, Employee shall deliver forthwith to Employer all manner of identification, advertising materials, promotional items, sample contracts, and other materials Employer may have furnished Employee, or which Employee may have created or developed for Employer during Employee's employment, as well as all documents pertaining to Employer, including but not limited to correspondence with customers and potential customers, communications between Employer and Employee, customer and potential customer information including names, addresses and telephone and fax numbers and any other material not specified above but which contain Confidential Information (as defined below), as well as all other property of Employer in Employee's possession, custody or control, and Employee shall execute at the request of Employer, such documents and take such actions as necessary in order to reaffirm the covenants and obligations set forth in this Agreement; provided, however, that failure to request such reaffirmation shall not act as a waiver of any requirements of this Agreement.

VIII. BENEFITS:

      Employee shall be entitled to participate in any Employer established insurance plan(s) on the same terms and conditions as other employees of Employer and in a manner consistent with and in accordance with the terms and provisions of said plan(s).

      Employee shall be entitled to participate in any Employer established pension or retirement plan(s) on the same terms and conditions as other employees of Employer and in a manner consistent with and in accordance with the terms and conditions of said plan(s).

IX.   VACATION:

      Employer and Employee agree that Employee is entitled to earn up to 23 days vacation on an annual basis commencing January 1st of each calendar year and that Employee will earn such vacation time at the rate of 1.92 days per month of Employment. Vacation periods are not cumulative, but are to be taken annually. Vacation not taken during the year in which it is earned is forfeited.

203 926 - 5600
              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

      If Employee's employment terminates, Employee will be paid for all accrued, unused vacation for the year of termination at Employee's then current salary rate.

      Vacation must be taken by Employee at such time or times as approved by Employer.

X.    BEST EFFORTS:

      Employee shall devote Employee's full business time, attention and effort to the affairs of Employer and its affiliates and shall use Employee's reasonable best efforts to promote the interests of Employer and its affiliates. Employee may engage in charitable, civic or community activities and, with the prior approval of the board of directors of Employer (the "Board of Directors"), may serve as a director of any other business corporation, provided that such activities do not interfere with Employee's duties hereunder or violate the terms of any of the covenants contained in Section X or the Employee Agreement.

XI.   CONFIDENTIALITY:

      "Confidential Information" means information and data not generally known outside Employer (unless as a result of a breach by Employee or others of any of the obligations imposed by this Agreement or a similar agreement or legal duty). It includes all confidential information of Employer, Parent, its other affiliates, and their customers, including, but not limited to: the terms, conditions and existence of this Agreement, research, design, development, strategies, production, presentation, methodologies, costs, expenses, margins and budgets; information and materials used in marketing or presenting the business of Employer, Parent or any of their affiliates including style, format and content; customer and potential customer lists and information pertaining to customer goals and strategies; prices and terms offered or paid for products and services; information and materials related to determining whether products and services should be offered or sold to a customer; supplier and contractor lists, contacts, prices, specifications and other information; techniques, procedures, processes, formulas, equipment, methods, technical data, know-how and compilations; business proposals and plans and financial and operational information and strategies; Employer's financial and capital structure; creditors, debtors and financial data of Employer, Parent or any of their affiliates; any material or information of whatever nature which provides Employer or Employer's customers an opportunity to gain an advantage over competitors; and any and all other trade secrets or proprietary and confidential information or materials of Employer or any customer or potential customer.

      Except as required in the course of representing Employer and in the furtherance of Employer's interests, Employee shall not use or disclose Confidential Information to any person or entity for any reason or purpose whatsoever during or after the term of Employee's employment by or other engagement with Employer. Employee shall immediately notify an officer of Employer of any information which becomes known to Employee which indicates that an unauthorized disclosure or use of Confidential

203 926 - 5600
              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

      Information may have occurred or is likely to occur. Employee shall not publish or submit for publication any material based upon any Confidential Information without the prior written consent of an officer of Employer.

      Employee acknowledges that Employer has expended time, effort and money to obtain and develop the Confidential Information, and that the Confidential Information constitutes special, valuable and unique assets of Employer, without regard to whether or not any of the Confidential Information is embodied in tangible or intangible form.

      Employee shall protect all property of Employer, Parent and their affiliates (and property of customer(s) to which Employee has access because of Employee's employment by or other engagement with Employer) with the utmost care and shall not suffer or permit any such property, including, without limitation, copies of any such property or any proprietary works to be removed from Employer's offices or other locations without the consent of an officer of Employer. All materials containing Confidential Information are the property of Employer, Parent or the affiliate as the case may be. Employee acknowledges and shall adhere to Employer's, Parent's, and their affiliates' security policies and measures, including, but not limited to: (i) locking offices and file cabinets; (ii) enforcing and complying with Employer's sign in and out procedures; and (iii) provision of information only to those authorized to receive it, who have signed Confidentiality Agreements with Employer, and who need to know such information. In addition, Employee acknowledges and shall adhere to Employer's procedures concerning password-protected computer access and, among other things, shall safeguard and maintain the confidentiality of any and all such passwords used to access records or information.

      Employee acknowledges that the provisions of this Section X and the Employee Agreement are integral parts of Employee's employment arrangements with Employer.

XII.  REMEDIES:

      Employee recognizes that the remedy(ies) at law for violation of Section X of this Agreement and/or the provisions of the Employee Agreement will be inadequate and that in any event such damages will be substantial but not readily ascertainable and that Employer will suffer continuing and irreparable injury to its Business as a direct result of such violation. Employee agrees that if Employee should breach or fail to perform, or to threaten to breach or fail to perform any term, condition, or duty contained in this Agreement, Employer shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity to obtain the specific performance thereof by Employee or to enjoin Employee from violating the provisions hereof. Pending the outcome of any such litigation, Employer shall be entitled to obtain temporary, preliminary, and permanent injunctive or other relief, without bond. Employer shall be entitled to recover from Employee all reasonable attorneys' fees, court costs and related expenses incurred in enforcing this Agreement.

203 926 - 5600
              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

XIII. ALTERNATIVE DISPUTE RESOLUTION:

      Except for injunctive relief available to Employer in connection with any breach or threatened breach of any provision of this Agreement, any dispute under this Agreement that cannot be resolved by the Parties, other than injunctive relief, shall be required to be resolved by binding arbitration of the parties hereto. Said arbitration will take place in Hartford, Connecticut (or such other location as the Parties mutually agree), with each party selecting an arbitrator and both arbitrators selecting a third arbitrator. The arbitration shall be governed by the rules of the American Arbitration Association then in force and effect. Any and all cost associated with said arbitration will be shared equally.

XIV.  MISCELLANEOUS PROVISIONS:

      (a) AMENDMENTS AND MODIFICATIONS: This Agreement may be amended, changed, modified or altered only by an instrument in writing executed by the Parties.

      (b) WAIVERS: Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or any other provision of this Agreement. The failure of any party to insist upon strict adherence to any term of this Agreement will not be considered a waiver of, nor shall it deprive, any party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      (c) SEVERABILITY: Every provision of this Agreement is intended to be severable. If any Section or provision, or sub-paragraph or sub-part, of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or otherwise invalidate the remainder of this Agreement or the Section or provision, or sub-paragraph or sub-part, but shall be confined in its operation to the Section or provision, or sub-paragraph or sub-part, of this Agreement directly involved in the controversy in which judgment shall have been rendered. If any Section or provision, or sub-paragraph or sub-part, hereof is deemed unenforceable because of its scope in terms of area, time or business activities, or any other reason, the Court may modify such Section or provision, or sub-paragraph or sub-party, by reductions, additions, or limitations thereon, or otherwise, so as to be render the Section or provision, or sub-paragraph or sub-part, enforceable to the fullest extent permissible under applicable law.

      (d) GOVERNING LAW: This Agreement shall be construed in accordance with the laws of the State of Connecticut and the obligations, rights, and remedies of the Parties hereunder shall be determined in accordance with such laws without reference to the principles of conflicts of law thereof. The parties hereby agree that they are and shall be subject to the jurisdiction of the courts of the State of Connecticut and the United States District Court for the District of Connecticut. Venue for all

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              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

            actions or claims related to this Agreement or Employee's employment by or other relationship with Employer shall be in the State and Federal Courts located in Connecticut.

      (e) HEADING: The headings of the various sections and paragraphs of this Agreement have been inserted for convenience and reference only and shall not be deemed to be a part of this Agreement.

      (f) SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon Employer and its successors and assigns. Any successor or assign of Employer is authorized to enforce the restrictive covenants of this Agreement in Section X as if the name of such successor or assign replaced Employer throughout this Agreement. Since this Agreement is personal to Employee, Employee's obligation under this Agreement may not be assigned or transferred to any other person or entity.

      (g) NOTICE: Any notices under this Agreement to any Party will be in writing and will be mailed registered mail, postage prepaid, or delivered by overnight carrier or express mail or personally delivered, addressed to the party at the following address or to such address as such party may designate by written notice.

            To Employer:

                  Clayton Technologies, Inc.
                  2 Corporate Drive
                  Shelton, CT  06484
                  Attn: Chief Financial Officer

            To Employee:

                  Lou Iannaccone

      (h) ENTIRE AGREEMENT: This Agreement and its exhibits and attachments contain the entire understanding between the Parties and merges and supersedes all prior discussions and agreements with respect thereto, including, without limitation, all other agreements described in the preceding sentence.

                          [***SIGNATURES TO FOLLOW***]

203 926 - 5600
              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484

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[CLAYTON LOGO]

                         | CLAYTON TECHNOLOGIES, INC. |

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.


                                     EMPLOYEE:


                                     By:/s/ Lou Iannaccone
                                        ------------------
                                        Lou Iannaccone


                                     EMPLOYER:

                                     CLAYTON TECHNOLOGIES, INC.


                                     By:/s/ Stephen M. Lamando
                                        ----------------------
                                     Name: Stephen M. Lamando
                                     Title: Chief Executive Officer

203 926 - 5600
              | www.clayton.com |
                  2 Corporate Drive, Shelton, Connecticut 06484